                                                                    EXHIBIT 23.1

                                 ARTHUR ANDERSEN


                                                        Arthur Andersen LLP
                                                        Suite 1800
                                                        200 Public Square
                                                        Cleveland, OH  44114


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in, or incorporated by reference, in this registration statement.



                                              /s/  ARTHUR ANDERSEN LLP


Cleveland, Ohio
April 29, 1998